THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE COUNTERPART. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED CONVERTIBLE PROMISSORY NOTE

$1,300,000.00

As of March 27, 2004
Chicago, Illinois

FOR VALUE RECEIVED, Farequest Holdings, Inc. (**"Borrower"**), hereby promises to pay to the order of CSDH Holdings, LLC, formerly known as Cheap Seats Holdings, LLC (**"Lender"**), in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Three Hundred Thousand Dollars ($1,300,000.00) (the **"Loan"**) together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

This Secured Convertible Promissory Note (the **"Note"**) is executed and delivered in connection with the closing of that certain Asset Purchase Agreement by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented, the **"Purchase Agreement"**).

1. Principal Repayment. The outstanding principal amount of the Loan shall be due and payable as follows: commencing April 1, 2005, and then on the first day of July, October, January and April thereafter until the Note is paid in full, Borrower shall pay Lender the principal sum of not less than One Hundred Fifty Thousand Dollars ($150,000.00), with the balance of all unpaid principal, interest and all other sums due and payable under this Note due on December 31, 2006 (unless an acceleration occurs due to an Event of Default (as defined herein) (the "Maturity Date"), subject to the conversion of the Note into certain of Borrower's Shares as further described in Sections 2 and 5 below. The Borrower may prepay this Note in whole or in part at any time without penalty upon five (5) days prior written notice. Upon such notice, Lender shall have the right to elect to (a) do nothing in which case it will receive prepayment or (b) convert the portion of the Note which is intended by Borrower to be prepaid in accordance with the terms of section 5(a) hereof. If Borrower does not receive (by legible facsimile or electronic mail) written notice of Lender's intent to elect clause (b) above, by 12:00 noon, New York City time, on the fourth (4th) day after Borrower sent written notice of its intent to prepay this Note, then Lender shall have conclusively been deemed to have elected the option set forth in clause (a) above. **Notwithstanding the foregoing or anything else contained in this Note to the contrary, Borrower's obligations to repay the Loan and all other sums due hereunder are subject to offset as set forth in Section 7A of the Purchase Agreement.**

2. Interest Rate. Interest on the outstanding principal balance of the Loan shall accrue at the annual rate of 9% and shall be paid on December 31 of each year that any principal is due hereunder, unless a conversion shall have been made by Lender as set forth in Section 5

hereof. All interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed. Interest shall be payable in cash unless Lender elects to have all or any portion of it paid in PIK Interest as set forth in section 5 hereof.

3. **Place of Payment.** All amounts payable hereunder shall be payable to Lender at the notice address set forth for Lender in the Purchase Agreement or at such other location it may specify from time to time to Borrower in writing.

4. **Application of Payments.** Payments on this Note shall be applied first to costs, fees and expenses as set forth herein, then to accrued interest, and thereafter to the outstanding principal balance hereof.

5. **Conversion.**

(a) **Conversion.** Except as set forth in Section 1 hereof and upon Borrower receiving written notice of such election from Lender at least two (2) business days prior to the date any amount is due from Borrower to Lender hereunder, at Lender's option, all or any portion of the principal and interest amounts outstanding hereunder may be converted at any time. The number of Shares (as defined in the Warrant issued by Borrower concurrently herewith) into which the Note may be converted shall equal the same number of fully paid and non-assessable Shares based on the Exercise Price set forth in the Warrant except that "50%" in the definition of "Shares" set forth in the Warrant shall be replaced by "80%." Immediately upon such conversion, Lender shall surrender this Note at the offices of Borrower against delivery of the Shares. Lender may elect to have any portion of the interest which is due and payable under this Note paid in Shares in lieu of cash ("PIK Interest"). In the event of any stock split, stock dividend, reclassification or other change in the capital structure of the Borrower, the Shares will be adjusted accordingly. It is an express condition precedent to the conversion of this Note that Borrower first effect a Qualified IPO as such term is defined in the Warrant.

6. **Fractional Shares.** Unless Borrower and Lender otherwise agree, and except in the case of Shares issued for PIK Interest, no fractional Shares shall be issued upon the conversion of this Note. In lieu of issuing any fractional shares, Borrower shall pay to the Lender in cash any remainder resulting after the number of whole Shares is determined as a result of the conversion.

7. **Default.** At the election of Lender fourteen (14) days after Borrower's receipt of written notice from Lender setting forth with the specificity the basis for Lender's actions (except for the default in clause (i) below which shall only require three (3) days written notice), but only if Borrower has not cured such prior to the expiration of such fourteen (14) days (or three (3) days in the case of clause (i) below), the indebtedness remaining unpaid hereon shall become at once due and payable at the place of payment aforesaid in case of default ("Event of Default") as follows: (i) the payment, when due and payable, of any amounts due hereunder, or any portion thereof, in accordance with the terms hereof is not made when due; or (ii) if any petition is filed by or against Borrower under the Federal Bankruptcy Code or similar state law; or (iii) upon the closing of a "Change of Control" (as defined herein); or (iv) Borrower has breached any representation or warranty, or is in breach or default under any covenant or

agreement, made by Borrower under the Asset Purchase Agreement, this Note, the Security Agreement (as defined in section 8 herein) or Warrant and such breach or default is continuing or (v) an Event of Default has occurred and is continuing under the Security Agreement or (vi) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under the federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or trustee of the Company, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order or (vii) any default on any debt owed to any lienholder of Borrower. In the event of an Event of Default, Lender shall be entitled to (a) interest on all overdue payments at the rate of 1 ½% per month compounded monthly accruing from and after the date of the Event of Default, and (b) reasonable costs of collection, including court costs and reasonable attorneys' fees. As used herein, the term "Change of Control" shall mean: (i) upon the sale of all or substantially all, of the assets of the Borrower, (ii) the merger, consolidation or liquidation of Borrower which results in William Goldstein no longer serving on the Board of Directors of Borrower or owning less than 20% of the fully-diluted voting securities of the surviving entity. or (iii) other change in control of the Borrower which results in William Goldstein no longer serving on or having the right to appoint a majority of the Board of Directors of Borrower.

8. Security. This Note is secured by a certain Security Agreement (the "Security Agreement ") to be dated of even date herewith by and among Borrower and Lender.

9. **Liquidation Preference.** Any accrued and unpaid principal and interest and fees and expenses outstanding hereunder shall have preference over the Shares in any bankruptcy, receivership, dissolution or Change of Control of the Borrower.

10. **Due Authorization.** The Borrower's representations and warranties set forth in the Asset Purchase Agreement are hereby incorporated by reference herein and are deemed made by Borrower to Lender hereunder.

11. **Negative Covenants.** The Borrower covenants that until all amounts of principal and interest, and all other fees and expenses due hereunder are paid in full, or otherwise converted to Shares, the Borrower will not, directly or indirectly, without the prior consent in writing of the Lender: (a) [intentionally omitted], (b) transfer, directly or indirectly, any of its assets or pay out, directly or indirectly, money or property or provide services or do any other act, or fail to do any act, which would have the effect of adversely affecting its ability to perform its obligations hereunder, (c) redeem any shares of Common Stock or preferred stock in the Borrower, or (d) declare or pay any dividends, or redeem any preferred or common stock of, or make any other payment or distribution on account of Borrower's preferred or common stock, any cash or other property to any shareholder or affiliate of Borrower or any shareholder of Borrower unless such shall be the case of goods purchased or services rendered per the terms of an arm's-length transaction,.

12. Piggy-Back Registration.

a. If, at any time commencing after the date hereof, the Borrower proposes to register any of its Common Stock ("Registrable Securities") under the Securities Act of 1933, as amended (the "Securities Act") on a registration statement that may be used for the registration of Common Stock including the Shares, it will give written notice by registered mail, at least thirty (30) business days prior to the filing of each such registration statement, to Lender of the Registrable Securities which Borrower is intending to register. Subject to the approval of the lead underwriter (which may be withheld in such underwriter's sole discretion), if Borrower or Borrower's shareholders are selling shares of its Common Stock in any such offering and Lender notifies the Borrower within thirty (30) days after receipt of any such notice of its desire to include any Shares in such proposed registration statement of the Registrable Securities, the Borrower shall afford the Lender the opportunity to have Shares registered under such registration statement covering such Registrable Securities on the same proportional basis as other selling shareholders (for example, if the Company or selling shareholders are registering 20% of their shares of Common Stock of the Company, then Lender shall be permitted to include up to 20% of its Shares in such registration). Notwithstanding the provisions of this section 12: (A) if the underwriter or underwriters, if any, of any such proposed public offering shall be of the reasonable opinion that the total amount or kind of Registrable Securities including the Shares which Lender desires to include therein would adversely affect the success of such public offering, then the amount of securities to be offered for the accounts of all holders of Registrable Securities (including Lender) shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such public offering to the amount reasonably recommended by the underwriter or underwriters thereof, whereupon the Company shall only be obligated to register such reduced portion of the Registrable Securities and (B) if required by the underwriter of the Registrable Securities, the Lender shall agree not to sell the Shares so registered for a period which is agreed to by the key executives and other major shareholders who also have Registrable Securities.

13. **Information Rights**. Until the first to occur of (i) an IPO (i.e. after the effective date of the filing by the Company of a S-1 registration statement with the Securities and Exchange Commission which raises at least $30 million in the aggregate (whether debt or equity or a combination) (prior to the payment of underwriting expenses and commissions) or (ii) all principal, interest, and other fees and expenses due and owing hereunder are paid in full, Borrower shall timely and accurately provide to Lender with the following information:

(a) Interim Financial Statements and Reports. Within 45 days after the end of each calendar quarter, a consolidated balance sheet of the Borrower and its affiliates of the end of such quarter, together with related consolidated statements of operations, prepared in accordance with generally accepted accounting principles consistently applied (with the exception of full footnote disclosures, schedules and precise period cutoffs), subject to usual year-end adjustments, together with a written comparison of the results, if they are available, for the same quarter in the prior fiscal year of the Borrower, which comparison shall set forth the variances from such prior results and shall be presented in reasonable detail.

(b) Annual Financial Statements and Reports. Within 90 days after the last day of each fiscal year of the Borrower, a copy of its report compiled by an independent public

accountant containing a consolidated balance sheet of the Borrower and its Affiliates at the end of the fiscal year, together with related consolidated statements of operations, changes in stockholders' equity and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied.

(c) Reports of Auditors. Promptly upon receipt thereof, a copy of each report or management letter, if any, submitted to the Borrower by independent public accountants in connection with each annual audit (and any other audit which may be performed) of the books of the Borrower made by such accountants.

(d) Filings with the Securities and Exchange Commission. Promptly after filing any S-1, 10-K, 10-Q or 8-K of any other filing with the U.S. Securities and Exchange Commission or any foreign counterpart, Borrower shall furnish a copy of such filing to Lender.

14. Waiver. Except as otherwise set forth herein, Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

15. Attorneys' Fees. In the event of default by the Borrower in the payment of principal or interest due on this Note, Lender shall be entitled to receive and Borrower agrees to pay all reasonable costs of collection incurred by Lender, including, without limitation, reasonable attorney's fees for consultation and suit. In the event of a dispute between Borrower and Lender relating to this Note, the prevailing party as determined by the trier of fact, shall be entitled to receive from the non-prevailing party a prompt reimbursement of all of the prevailing party's reasonable attorney's fees and expenses for consultation and suit.

16. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Any action brought to enforce or interpret this Note shall be brought in the courts located in Cook County, Illinois. BORROWER HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF A DEFAULT HEREUNDER OR IN ANY OTHER ACTION ARISING OUT OF OR CONNECTED WITH THIS NOTE. BORROWER HEREBY AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS, FEDERAL OR STATE, LOCATED IN COOK COUNTY, ILLINOIS IN CONNECTION WITH ANY MATTER ARISING OUT OF OR CONNECTED WITH THIS NOTE, SUCH COURTS TO BE SELECTED BY LENDER IN ITS SOLE AND ABSOLUTE DISCRETION.

17. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof. This Note may not be transferred, conveyed, sold or assigned without the prior written consent of Borrower, which consent shall not be unreasonably withheld by Borrower; provided however, that no such consent is necessary with respect to transfers to affiliates of Lender. Any purported transfer in violation of this Section 17 shall be void ***ab initio***.

IN WITNESS WHEREOF, the Borrower has duly executed this Note as of the date first written above.

BORROWER:

Farequest Holdings, Inc.

By: ______________________

Its: Executive Vice President